Exhibit (c)-(2)

Fairness Analysis December 20, 2015 The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC and its affiliates. CONFIDENTIAL – DRAFT Prepared for: The Special Committee of Independent Directors of the Board of Directors of Jinpan International Limited

2 CONFIDENTIAL - DRAFT Duff & Phelps Disclaimer • The following pages contain material that is being provided to the special committee of independent directors (the “ Special Committee ”) of the Board of Directors (the “ Board of Directors ”) of Jinpan International Limited (“ Jinpan ”, or the “ Company ”) (solely in its capacity as such) in connection with a proposed transaction (the “ Proposed Transaction ”), as described herein . • The accompanying material was compiled and prepared on a confidential basis for the sole use of the Special Committee and not with a view toward public disclosure and may not be disclosed, summarized, reproduced, disseminated or quoted from or otherwise referred to, in whole or in part, without the prior written consent of Duff & Phelps, LLC (“ Duff & Phelps ” or “ we ”) . • Because this material was prepared for use in the context of an oral presentation to the Special Committee, which is familiar with the business and affairs of the Company, neither the Company, the Special Committee, Duff & Phelps, nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Company and the Special Committee . • These materials are not intended to represent an opinion but rather to serve as discussion materials for the Special Committee to review and as a basis upon which Duff & Phelps may render an opinion . • The information utilized in preparing this presentation was obtained from management of the Company and public sources . Any estimates and projections contained herein have been prepared by or based on discussions with management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future . Duff & Phelps did not independently verify such information . • None of the selected public companies or M&A transactions used in our analysis is directly comparable to the Company .

3 CONFIDENTIAL - DRAFT Table of Contents Section 1. Introduction and Transaction Overview 2. Valuation Analysis - Discounted Cash Flow Analysis - Selected Public Companies / M&A Transactions Analysis 3. Valuation Summary Appendix 1. Duff & Phelps December 14, 2014 Valuation Analysis 2. Discounted Cash Flow Analysis (No Revenue Growth Scenario) 3. Tangible Book Value Analysis 4. Illustrative Liquidation Analysis 5. Selected Public Companies Change Table 6. Selected Public Companies Listed on the SEHK, SHSE, and SZSE 7. Indices for Chinese Listed Companies

Introduction and Transaction Overview Section 1

5 CONFIDENTIAL - DRAFT Introduction and Transaction Overview The Engagement • The Company and the Special Committee have engaged Duff & Phelps to serve as an independent financial advisor to the Special Committee ( solely in its capacity as the Special Committee) to provide an opinion (the “ Opinion ”) as to the fairness, from a financial point of view, to the holders of common shares, par value US $ 0 . 0045 per share, of the Company (individually, a “ Share ” and collectively, the “ Shares ”), other than the Consortium (as defined below), of the Per Share Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares other than in their capacity as a holder of Shares) . The Proposed Transaction • It is Duff & Phelps’ understanding that the Proposed Transaction involves a “going private” transaction whereby Li Zhiyuan, the Company’s Chairman of the Board of Directors, President, and Chief Executive Officer, and Forebright Smart Connection Technology Limited (collectively, the “ Consortium ”), will acquire all of the outstanding Shares of the Company not currently owned by the Consortium at a price of US $ 4 . 50 in cash per Share (the “ Per Share Merger Consideration ”) . The Consortium intends to form an acquisition vehicle for the purpose of implementing the acquisition in the form of a merger of the Company with the acquisition vehicle .

6 CONFIDENTIAL - DRAFT Introduction and Transaction Overview Scope of Analysis In connection with our analysis, Duff & Phelps has made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances . 1. Reviewed the following documents : – The Company’s annual reports and audited financial statements on Form 20 - F filed with the Securities and Exchange Commission (“ SEC ”) for the fiscal years ended December 31 , 2011 , December 31 , 2012 , December 31 , 2013 , and December 31 , 2014 ; – The Company’s unaudited interim financial statements included in the Company’s Form 6 - K filed with the SEC for the nine months ended September 30 , 2013 , September 30 , 2014 , and September 30 , 2015 ; – A detailed financial projections model, prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied in performing its analysis (the “ Management Projections ”) ; and – The preliminary, non - binding proposal letter, dated September 15 , 2015 , from Li Zhiyuan and Forebright Smart Connection Technology Limited . 2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company ; 3. Discussed with Company management its plans and intentions with respect to the management and operation of the business ; 4. Reviewed the historical trading price and trading volume of the Company’s common stock, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant ; 5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and a review of premiums paid in selected transactions that Duff & Phelps deemed relevant ; and 6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate .

7 CONFIDENTIAL - DRAFT Introduction and Transaction Overview Ownership Summary Source: Company SEC filings , Capital IQ, Company provided, Bloomberg. Jinpan International Limited - Ownership Summary Fully % of Common In-the-Money Diluted Diluted Current Shareholders Shares Options Shares Shares Management Directors Zhiyuan Li (CEO & President) (1) (2) 3,850,791 0 3,850,791 23.5% Xiangsheng Ling (Vice President) 612,992 0 612,992 3.7% Total Management Directors 4,463,783 0 4,463,783 27.2% Special Committee Directors Li-Wen Zhang (Independent Director) 5,000 0 5,000 0.0% Cai Xu (Independent Director) 0 0 0 0.0% Jing Zhang (Independent Director) 0 0 0 0.0% Total Special Committee Directors 5,000 0 5,000 0.0% Institutional First Wilshire Securities Management, Inc. 1,024,504 0 1,024,504 6.2% Other Shareholders 10,925,231 0 10,925,231 66.5% Total Institutional / Other 11,949,735 0 11,949,735 72.8% Total Shares 16,418,518 0 16,418,518 100.0% (1) Includes shares held by immediate family members. (2) Member of Consortium. Institutional 6.2% Special Committee Directors 0.0% Management Directors 27.2% Other Shareholders 66.5%

8 CONFIDENTIAL - DRAFT Introduction and Transaction Overview Trading Analysis Source: Company SEC filings , Capital IQ, Company provided, Bloomberg. 0 50 100 150 200 250 300 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 Volume (thousands) Share Price Volume Share Price Offer Price: $4.50 Offer Price Premium Relative To: Current (12/17/15) 60 - Day VWAP* 90 - Day VWAP* 30 - Day VWAP* $3.84 $4.12 $4.32 $3.85 17.2% 9.1% 4.1% 16.8% Price Premium Zhiyuan Li, Chairman and CEO enters bid for remaining shares in Jinpan September 2015 52 - Week Average Closing Price 52 - Week High Closing Price 52 - Week Low Closing Price $4.59 $7.35 $3.56 Pre - Announcement (9/14/15) $3.62 24.3% * Volume Weighted Average Price (VWAP) calclucated from pre - announcment. Jinpan announces "going - private" proposal is terminated December 2014 Zhiyuan Li, Chairman and CEO enters bid for remaining shares in Jinpan September 2014 Jnpan reports FY13 results. The Company reported net sales of $225.7m and net income of $16.6m March 2014 The board of directors appoints Mr. Donald S. Burris to the Audit Committee June 2014 Jinpan International Limited - Historical Daily Trading Volume (in thousands) One-Month Average 18.6 Three-Month Average 17.5 Six-Month Average 25.6 % of Shares Outstanding 0.1% % of Shares Outstanding 0.1% % of Shares Outstanding 0.2% % of Float 0.2% % of Float 0.1% % of Float 0.2%

Introduction and Transaction Overview

Proposed Transaction Summary

Implied Transaction Value

(RMB in thousands, except per share data)

		D&P Implied Range Low	-	D&P Implied Range High	Current Price 12/18/2015	Proposed Transaction
Per Share Price - USD [1]		$4.59	-	$6.51	$3.84	$4.50
Shares Issued and Outstanding [2]		16,419		16,419	16,419	16,419
Implied Equity Value (Excluding Options)		¥ 488,240	-	¥ 692,294	¥ 408,502	¥ 478,838
Value of Options		1,922	-	2,668	1,086	1,596
Aggregate Equity Value		**¥ 490,162**	-	**¥ 694,962**	**¥ 409,588**	**¥ 480,434**
Less: Cash & Equivalents		(¥ 57,570)	-	(¥ 57,570)	(¥ 57,570)	(¥ 57,570)
Less: Short-Term Investments		(132,003)	-	(132,003)	(132,003)	(132,003)
Plus: Product Liability (after-tax)		11,752	-	11,752	11,752	11,752
Plus: Debt		458,459	-	458,459	458,459	458,459
Implied Enterprise Value		**¥ 770,800**	-	**¥ 975,600**	**¥ 690,226**	**¥ 761,072**
Implied Enterprise Value Multiples						
LTM 9/15 Adjusted EBITDA	¥ 173,924	4.4x	-	5.6x	4.0x	4.4x
2015 Adjusted EBITDA	172,698	4.5x	-	5.6x	4.0x	4.4x
2016 Adjusted EBITDA	198,410	3.9x	-	4.9x	3.5x	3.8x
LTM 9/15 Net Sales	1,768,661	0.44x	-	0.55x	0.39x	0.43x

(1) Converted at the spot exchange rate of $6.481/RMB as of December 18, 2015
(2) 16.4 million shares issued and outstanding as of December 18, 2015

Source: Company SEC filings, Company management.

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10 CONFIDENTIAL - DRAFT Introduction and Transaction Overview Valuation Conclusion $4.59 $5.16 $4.02 $6.51 $7.32 $5.69 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 Concluded Valuation Range Selected Public Company Analysis / M&A Transaction Analysis Discounted Cash Flow Analysis Per Share Merger Consideration of $4.50 $3.84 JST Share Price (12/18/15) $3.62 JST Pre - Announcment Share Price ( 9/14/2015)

Valuation Analysis Section 2

12 CONFIDENTIAL - DRAFT Valuation Analysis Financial Performance Source: Company SEC filings, Company management. Financial Performance Summary (RMB in thousands) LTM Management Projections FYE December 31, 2011A 2012A 2013A 2014A 9/30/2015 2015E 2016P 2017P 2018P 2019P 2020P Net Sales ¥ 1,414,289 ¥ 1,324,952 ¥ 1,397,861 ¥ 1,472,045 ¥ 1,768,661 ¥ 1,787,302 ¥ 1,966,032 ¥ 2,070,372 ¥ 2,173,891 ¥ 2,282,585 ¥ 2,396,715 % Growth NA -6.3% 5.5% 5.3% 23.2% 21.4% 10.0% 5.3% 5.0% 5.0% 5.0% Gross Profit (Excluding Depr.) ¥ 547,317 ¥ 468,700 ¥ 490,651 ¥ 505,683 ¥ 537,879 ¥ 541,860 ¥ 596,046 ¥ 631,820 ¥ 667,759 ¥ 705,712 ¥ 745,791 % margin 38.7% 35.4% 35.1% 34.4% 30.4% 30.3% 30.3% 30.5% 30.7% 30.9% 31.1% EBITDA ¥ 196,495 ¥ 129,479 ¥ 145,188 ¥ 141,745 ¥ 140,465 ¥ 139,717 ¥ 163,519 ¥ 176,338 ¥ 189,503 ¥ 203,543 ¥ 218,514 % margin 13.9% 9.8% 10.4% 9.6% 7.9% 7.8% 8.3% 8.5% 8.7% 8.9% 9.1% Adjusted EBITDA (1) ¥ 217,280 ¥ 155,358 ¥ 179,689 ¥ 176,608 ¥ 173,924 ¥ 172,698 ¥ 198,410 ¥ 212,918 ¥ 227,789 ¥ 242,777 ¥ 258,731 % Margin 15.4% 11.7% 12.9% 12.0% 9.8% 9.7% 10.1% 10.3% 10.5% 10.6% 10.8% % Growth NA -28.5% 15.7% -1.7% 21.3% -2.2% 14.9% 7.3% 7.0% 6.6% 6.6% Maintenance CapEx ¥ 23,237 ¥ 14,086 ¥ 15,711 ¥ 27,980 ¥ 26,018 ¥ 40,000 ¥ 40,000 ¥ 40,000 ¥ 40,000 ¥ 40,000 ¥ 40,000 as % of sales 1.6% 1.1% 1.1% 1.9% 1.5% 2.2% 2.0% 1.9% 1.8% 1.8% 1.7% Net Working Capital ¥ 802,590 ¥ 756,422 ¥ 840,269 ¥ 860,221 ¥ 1,109,042 ¥ 1,161,109 ¥ 1,282,973 ¥ 1,355,413 ¥ 1,425,503 ¥ 1,498,173 ¥ 1,574,571 as % of Sales 56.7% 57.1% 60.1% 58.4% 62.7% 65.0% 65.3% 65.5% 65.6% 65.6% 65.7% (1) Adjusted for excess public company costs and includes government grants.

13 CONFIDENTIAL - DRAFT Valuation Analysis Discounted Cash Flow Analysis - Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows . • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders . • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk . • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . • Projected free cash flows are converted at each period from RMB to USD based on the forward rates . The cash flows are discounted using a USD - based weighted average cost of capital and converted back into RMB using a current spot exchange rate . Discounted Cash Flow Key Assumptions • Duff & Phelps used financial projections as provided by the Company’s management for the years ending December 31 , 2015 - 2020 (excluding public company expenses, as provided by Company management) . • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a range of EBITDA exit multiples . • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 15 . 00 % to 17 . 00% , derived from the Capital Asset Pricing Model . • The following is a summary of the Management P rojections utilized in the discounted cash flow analysis : – The Company’s net revenue is projected to increase at a compound annual growth rate (“ CAGR ”) of 6 . 0 % over the five - year period ending 2020 . – Adjusted EBITDA is projected to increase at a CAGR of 9 . 4 % over the five - year period ending 2020 . – The Company’s average Adjusted EBITDA margin over the 2015 - 2020 projection period is 8 . 4% . – Capital expenditures (“ CapEx ”) are projected to average approximately 1 . 9 % of net sales over the period from 2015 through 2020 .

Valuation Analysis

DCF Valuation Summary

Discounted Cash Flow Analysis

(RMB in thousands, except per share data)

	LTM 9/15	2015E	2016P	2017P	2018P	2019P	2020P
Net Sales	¥ 1,768,661	¥ 1,787,302	¥ 1,966,032	¥ 2,070,372	¥ 2,173,891	¥ 2,282,585	¥ 2,396,715
% growth		*21.4%*	*10.0%*	*5.3%*	*5.0%*	*5.0%*	*5.0%*
Adjusted EBITDA	¥ 173,924	¥ 172,698	¥ 198,410	¥ 212,918	¥ 227,789	¥ 242,777	¥ 258,731
% margin	*9.8%*	*9.7%*	*10.1%*	*10.3%*	*10.5%*	*10.6%*	*10.8%*
		10/15-12/15					
Earnings Before Interest and Taxes		¥ 37,311	¥ 144,323	¥ 154,831	¥ 165,702	¥ 176,690	¥ 188,645
Pro Forma Taxes @ 15.0%		(5,597)	(21,648)	(23,225)	(24,855)	(26,504)	(28,297)
Net Operating Profit After Tax		¥ 31,715	¥ 122,675	¥ 131,606	¥ 140,847	¥ 150,187	¥ 160,348
Depreciation		¥ 8,847	¥ 54,087	¥ 58,087	¥ 62,087	¥ 66,087	¥ 70,087
Capital Expenditures		(30,388)	(40,000)	(40,000)	(40,000)	(40,000)	(40,000)
(Increase) Decrease in Working Capital		(52,067)	(121,864)	(72,439)	(70,090)	(72,670)	(76,398)
Withholding Tax @ 10.00%		0	(402)	(6,638)	(8,196)	(9,272)	(10,316)
Free Cash Flow		(¥ 41,893)	¥ 14,495	¥ 70,617	¥ 84,647	¥ 94,331	¥ 103,721

Enterprise Value	**Low**	**Mid**	**High**
Terminal Multiple	4.9x	5.4x	5.9x
Weighted Average Cost of Capital	17.00%	16.00%	15.00%
Enterprise Value Range (Rounded)	**¥ 709,747**	**¥ 795,380**	**¥ 887,496**
Implied Per Share Value Range - USD [(1)]	**$4.02**	**$4.82**	**$5.69**

Implied Enterprise Value Multiples				
LTM 9/15 Adjusted EBITDA	¥ 173,924	4.1x	4.6x	5.1x
2015 Adjusted EBITDA	172,698	4.1x	4.6x	5.1x
2016 Adjusted EBITDA	198,410	3.6x	4.0x	4.5x
LTM 9/15 Net Sales	1,768,661	0.40x	0.45x	0.50x

(1) Converted at the spot exchange rate of $6.481/RMB as of December 18, 2015

Source: Company SEC filings, Company management.

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15 CONFIDENTIAL - DRAFT Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps reviewed the current trading multiples of five publicly traded companies that we determined to be relevant to our analysis . • These companies operate in the Electrical Components and Equipment industry . • Duff & Phelps analyzed the LTM and projected revenue, EBITDA , and EBIT multiples for each of the selected publicly traded companies . Selected M&A Transactions Analysis • Duff & Phelps selected M&A transactions involving target companies that Duff & Phelps determined to be relevant to its analysis . Duff & Phelps computed the LTM EBITDA for each of the target companies (where publicly disclosed) . Duff & Phelps then calculated the implied enterprise value for each transaction to the target’s respective revenue and EBITDA . • Duff & Phelps selected 17 precedent M&A transactions within the Electrical Components and Equipment industry . Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant . Rather than applying the average or median multiple from the public company set, Duff & Phelps selected multiples that reflect the Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group . Based on our review of publicly available information, none of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to nonpublic information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations .

16 CONFIDENTIAL - DRAFT Valuation Analysis Selected Public Companies Analysis – Performance Metrics Selected Public Company Analysis ($ in millions, except per share data) COMPANY INFORMATION REVENUE GROWTH EBITDA GROWTH EBITDA MARGIN Company Name 3-YR CAGR LTM 2015 2016 3-YR CAGR LTM 2015 2016 3-YR AVG LTM 2015 2016 ABB Ltd. 1.6% -10.5% -10.7% 0.9% -0.3% 11.1% -15.4% 5.9% 13.6% 14.7% 13.0% 13.7% AZZ incorporated 20.3 7.9 11.8 8.2 16.9 18.9 11.3 12.6 20.2 19.5 19.1 19.9 Hubbell Inc. 5.4 2.8 1.3 2.5 6.7 1.7 -7.2 8.5 17.7 17.6 16.1 17.1 Powell Industries, Inc. -1.4 2.2 -18.7 -4.5 -14.4 -9.4 -15.2 44.0 7.1 5.7 5.9 8.9 Schneider Electric SE 3.7 9.8 6.5 0.7 1.3 6.1 4.9 4.6 15.6 14.8 14.7 15.3 Mean 5.9% 2.4% -2.0% 1.6% 2.0% 5.7% -4.3% 15.1% 14.9% 14.5% 13.8% 15.0% Median 3.7% 2.8% 1.3% 0.9% 1.3% 6.1% -7.2% 8.5% 15.6% 14.8% 14.7% 15.3% Jinpan 1.3% 23.2% 21.4% 10.0% -6.7% 21.3% -2.2% 14.9% 12.2% 9.8% 9.7% 10.1% LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization Source: Bloomberg, Capital IQ, SEC filings

17 CONFIDENTIAL - DRAFT Valuation Analysis Selected Public Companies Analysis – Valuation Multiples Selected Public Company Analysis ($ in millions, except per share data) COMPANY INFORMATION ENTERPRISE VALUE AS MULTIPLE OF EBITDA Projections Company Name Stock Price on 12/17/15 % of 52- Wk High Enterprise Value LTM EBITDA 2015 EBITDA 2016 EBITDA LTM EBIT 2015 EBIT 2016 EBIT LTM Revenue ABB Ltd. $17.82 81.6% $42,285 7.9x 9.1x 8.6x 10.1x 11.7x 10.7x 1.2x AZZ incorporated 55.44 92.6 1,779 10.7 10.2 9.1 14.8 14.0 12.1 2.1 Hubbell Inc. 93.36 80.3 5,568 9.3 10.1 9.3 10.7 11.8 10.9 1.6 Powell Industries, Inc. 26.02 51.6 256 6.8 8.0 5.6 10.7 18.1 15.3 0.4 Schneider Electric SE 57.82 71.3 40,673 9.7 9.6 9.2 11.9 12.2 11.2 1.4 Mean $50.09 75.5% $18,112 8.9x 9.4x 8.4x 11.6x 13.5x 12.0x 1.34x Median $55.44 80.3% $5,568 9.3x 9.6x 9.1x 10.7x 12.2x 11.2x 1.44x LTM = Latest Twelve Months Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents) EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization Source: Bloomberg, Capital IQ, SEC filings MARKET DATA

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transaction Analysis

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue	EV / EBITDA
9/7/2015	Richtek Technology Corp.	Richtek Technology Corporation, provides power management solutions in Taiwan.	MediaTek Inc.	$778	$383	$67	17.6%	2.03x	11.5x
6/16/2015	SL Industries Inc.	SL Industries, Inc. manufactures, and markets power electronics, motion control, power protection, and power quality electromagnetic equipment.	Handy & Harman Ltd.	$154	$202	$22	10.7%	0.76x	7.1x
4/1/2014	Professional Power Products, Inc.	Professional Power Products, Inc. designs, manufactures, and sells custom engineered integrated electrical power generation systems.	Power Solutions International, Inc.	$71	$40	$9	21.3%	1.75x	8.2x
10/4/2013	Ansaldo Energia S.p.A.	Ansaldo Energia S.p.A. supplies, installs, and provides services for power generation plants and components to governments, public utilities, independent power producers, and industrial customers in Italy and internationally.	Fondo Strategico Italiano S.p.A.	$1,629	$1,767	$181	10.3%	0.92x	9.0x
6/20/2013	Marelli Motori S.p.A.	Marelli Motori S.p.A. designs, manufactures, and sells a range of generators and electric motors to power generation, industrial, petrochemical, and marine market sectors.	The Carlyle Group LP	$280	$197	$29	14.9%	1.42x	9.5x
2/24/2014	Shanghai Zhezhong Electric Co., Ltd.	Shanghai Zhezhong Electric Co., Ltd. designs, manufactures, and sells power switchgear systems.	Shanghai Zhezhong Construction Co., Ltd. (nka:Shanghai Zhezhong Group Co., Ltd.)	$115	$55	N/A	N/A	NM	N/A
3/7/2013	Groupe Myrra	Groupe Myrra manufactures transformers and chokes for electronic as well as industrial equipments.	Acal plc	$15	$27	$2	9.1%	0.54x	5.9x
2/28/2013	Jiangsu Huaxing Transformer Co., Ltd.	Jiangsu Huaxing Transformer Co., Ltd. manufactures and markets transformers and accessories.	JiangSu ZhongLian Electric Co., Ltd.	$19	$22	N/A	N/A	0.88x	N/A

Source: S&P Capital IQ, Mergermarket, and SEC filings

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19 CONFIDENTIAL - DRAFT Valuation Analysis Selected M&A Transactions Analysis (Continued) Selected M&A Transaction Analysis ($ in millions) Announced Target Name Target Business Description Acquirer Name Enterprise Value LTM Revenue LTM EBITDA EBITDA Margin EV / Revenue EV / EBITDA 3/27/2012 Tyco Flow Control International Ltd. Tyco Flow Control International Ltd. offers design, manufacture, and servicing of engineered valves, actuation and controls, electric heat management solutions, and water transmission and distribution products, and water/wastewater systems. Pentair plc $5,322 $3,748 $434 11.6% 1.42x 12.3x 1/29/2012 Thomas & Betts Corp. Thomas & Betts Corporation engages in the design, manufacture, and marketing of components used to manage the connection, distribution, and transmission of electrical power in industrial, construction, and utility applications in North America and Europe.  ABB Control Inc. $3,766 $2,298 $376 16.3% 1.64x 10.0x 9/21/2011 Goodrich Corp. Goodrich Corporation supplies aerospace components, systems, and services for the commercial and general aviation airplane, and defense and space markets primarily in the United States, Europe, Canada, and the Asia Pacific.  United Technologies Corporation $18,123 $7,452 $1,421 19.1% 2.43x 12.8x 7/25/2011 Hansen Transmissions International ZF Wind Power Antwerpen NV engages in the design, manufacture, sale, and servicing of tailor-made gearboxes for wind turbines. It markets its products to the manufacturers of gear driven wind turbines worldwide. ZF International B.V. $752 $544 $57 10.5% 1.38x 13.2x 3/29/2011 Converteam SAS (nka:GE Energy Power Conversion France SAS) GE Energy Power offers motors and generators, drives and converters, and automation and process controls to customers in renewable energy, power generation, oil and gas, offshore, marine, industry, and services markets in France and internationally. GE Energy Management, Inc. $3,984 $1,500 $239 15.9% 2.66x 16.7x 3/9/2011 Tognum AG Rolls-Royce Power Systems AG manufactures and sells engines, propulsion systems, drive systems, industrial drives, and onsite energy systems worldwide. Rolls Royce Holdings plc $4,923 $3,863 $519 13.4% 1.27x 9.5x 11/29/2010 Baldor Electric Company Baldor Electric Company designs and manufactures industrial electric motors, drives, and mechanical power transmission products. ABB Ltd. $4,107 $1,647 $296 18.0% 2.49x 13.9x 11/14/2010 Bucyrus International Inc. Caterpillar Global Mining LLC manufactures and markets mining equipment for the extraction of coal, copper, oil sands, iron ore, and other minerals in mining centers worldwide. Caterpillar Inc. $8,642 $3,059 $593 19.4% 2.82x 14.6x 4/23/2010 Chloride Group Limited Chloride Group Limited manufactures, sells, and provides power supply systems, power conditioners, and after-sale technical support services.  Emerson Electric Co. $1,550 $506 $71 14.0% 3.06x 21.9x Mean $3,695 $1,825 $330.6 15.0% 1.75x 11.8x Source: S&P Capital IQ, Mergermarket and SEC Filings Median $1,589 $1,022 $210.1 15.4% 1.64x 11.9x

20 CONFIDENTIAL - DRAFT Valuation Analysis Selected Public Companies / M&A Transactions Conclusions Selected Public Company / M&A Transaction Analysis Summary (RMB in thousands, except per share data) Enterprise Valuation Multiples Valuation Summary Metric Public Company Median Transaction Median Selected Multiple Range Company Performance Enterprise Value Range 2015 Adjusted EBITDA 8.0x - 10.2x 9.6x -- 4.75x - 6.00x ¥ 172,698 ¥ 820,314 - ¥ 1,036,186 2016 Adjusted EBITDA 5.6x - 9.3x 9.1x -- 4.25x - 5.50x 198,410 843,241 - 1,091,254 Enterprise Value Range (Rounded) ¥ 831,800 - ¥ 1,063,700 Implied Per Share Value Range - USD (1) $5.16 - $7.32 Implied Enterprise Value Multiples LTM 9/15 Adjusted EBITDA 6.8x - 10.7x 9.3x 11.5x ¥ 173,924 4.8x - 6.1x 2015 Adjusted EBITDA 8.0x - 10.2x 9.6x -- 172,698 4.8x - 6.2x 2016 Adjusted EBITDA 5.6x - 9.3x 9.1x -- 198,410 4.2x - 5.4x LTM 9/15 EBIT 10.1x - 14.8x 10.7x -- 121,981 6.8x - 8.7x 2015 EBIT 11.7x - 18.1x 12.2x -- 123,959 6.7x - 8.6x 2016 EBIT 10.7x - 15.3x 11.2x -- 144,323 5.8x - 7.4x LTM 9/15 Net Sales 0.39x - 2.09x 1.44x 1.53x 1,768,661 0.47x - 0.60x (1) Converted at the spot exchange rate of $6.481/RMB as of December 18, 2015 Public Company Range

Valuation Summary Section 3

22 CONFIDENTIAL - DRAFT Valuation Summary Valuation Conclusion Valuation Conclusion (RMB in thousands, except per share data) Proposed Low High Transaction Enterprise Value Discounted Cash Flow Analysis ¥ 709,747 - ¥ 887,496 Selected Public Company Analysis 831,800 - 1,063,700 Enterprise Value Conclusion ¥ 770,800 - ¥ 975,600 Plus: Cash (1) 57,570 - 57,570 Plus: Short-Term Investments (1) 132,003 - 132,003 Less: Product Liability (After-Tax) (2) (11,752) - (11,752) Less: Debt (1) (458,459) - (458,459) Aggregate Equity Value ¥ 490,162 - ¥ 694,962 Less: Value of Stock Options (1,922) - (2,668) Common Equity Value ¥ 488,240 - ¥ 692,294 Shares Issued and Outstanding (000's) (3) 16,419 - 16,419 Resulting Per Share Price - USD (4) $4.59 - $6.51 $4.50 Implied Multiples LTM 9/15 Adjusted EBITDA ¥ 173,924 4.4x - 5.6x 2015 Adjusted EBITDA 172,698 4.5x - 5.6x 2016 Adjusted EBITDA 198,410 3.9x - 4.9x LTM 9/15 Net Sales 1,768,661 0.44x - 0.55x (1) Balance as at September 30, 2015 (2) Based on Company management's estimate (3) 16,418,456 common shares, par value $0.0045 per shares (4) Converted at the spot exchange rate of $6.481/RMB as of December 18, 2015

Duff & Phelps December 14, 2014 Valuation Analysis Appendix 1

24 CONFIDENTIAL - DRAFT Duff & Phelps December 14, 2014 Valuation Analysis Financial Performance Summary and Forecasted Business Plan Source: Company SEC filings, Company management. Financial Performance Summary (RMB in thousands) LTM Management Projections FYE December 31, 2010A 2011A 2012A 2013A 9/30/2014 2014E 2015P 2016P 2017P 2018P 2019P Net Sales ¥ 967,074 ¥ 1,414,289 ¥ 1,324,952 ¥ 1,397,861 ¥ 1,427,956 ¥ 1,421,158 ¥ 1,478,108 ¥ 1,544,231 ¥ 1,616,286 ¥ 1,683,002 ¥ 1,755,659 % growth 46.2% -6.3% 5.5% 6.8% 1.7% 4.0% 4.5% 4.7% 4.1% 4.3% Gross Profit (Excluding Depr.) ¥ 399,938 ¥ 546,607 ¥ 468,656 ¥ 491,279 ¥ 490,590 ¥ 511,870 ¥ 525,194 ¥ 540,997 ¥ 561,787 ¥ 581,308 ¥ 602,205 % margin 41.4% 38.6% 35.4% 35.1% 34.4% 36.0% 35.5% 35.0% 34.8% 34.5% 34.3% EBITDA ¥ 126,420 ¥ 195,785 ¥ 129,435 ¥ 145,815 ¥ 142,588 ¥ 160,844 ¥ 163,057 ¥ 167,293 ¥ 170,646 ¥ 174,021 ¥ 177,336 % margin 13.1% 13.8% 9.8% 10.4% 10.0% 11.3% 11.0% 10.8% 10.6% 10.3% 10.1% Adjusted EBITDA (1) ¥ 148,689 ¥ 216,571 ¥ 155,314 ¥ 180,317 ¥ 175,433 ¥ 190,915 ¥ 194,209 ¥ 199,711 ¥ 204,457 ¥ 209,212 ¥ 213,945 % margin 15.4% 15.3% 11.7% 12.9% 12.3% 13.4% 13.1% 12.9% 12.6% 12.4% 12.2% % growth 45.7% -28.3% 16.1% -- 5.9% 1.7% 2.8% 2.4% 2.3% 2.3% Maintenance CapEx ¥ 20,815 ¥ 23,237 ¥ 14,086 ¥ 15,711 ¥ 12,668 ¥ 20,000 ¥ 30,000 ¥ 40,000 ¥ 40,000 ¥ 40,000 ¥ 40,000 as % of Sales 2.2% 1.6% 1.1% 1.1% 0.9% 1.4% 2.0% 2.6% 2.5% 2.4% 2.3% Net Working Capital ¥ 754,858 ¥ 802,589 ¥ 756,423 ¥ 840,261 ¥ 910,995 ¥ 847,604 ¥ 882,556 ¥ 944,314 ¥ 989,062 ¥ 1,085,649 ¥ 1,157,349 as % of Sales 78.1% 56.7% 57.1% 60.1% 63.8% 59.6% 59.7% 61.2% 61.2% 64.5% 65.9% (1) Adjusted for excess public company costs and includes government grants.

25 CONFIDENTIAL - DRAFT Duff & Phelps December 14, 2014 Valuation Analysis Valuation Conclusion Source: Company SEC filings, Company management. Valuation Conclusion (RMB in thousands, except per share data) Proposed Low High Transaction Enterprise Value Discounted Cash Flow Analysis ¥ 859,850 - ¥ 1,013,730 Selected Public Company Analysis 968,000 - 1,152,800 Enterprise Value Conclusion ¥ 913,900 - ¥ 1,083,300 Plus: Cash (1) 57,089 - 57,089 Plus: Short-Term Investments (1) 53,004 - 53,004 Less: Product Liability (after-tax) (2) (9,555) - (9,555) Less: Debt (1) (269,910) - (269,910) Aggregate Equity Value ¥ 744,528 - ¥ 913,928 Less: Value of Stock Options (3) (1,247) - (3,760) Common Equity Value ¥ 743,281 - ¥ 910,168 Shares Issued and Outstanding (000's) (4) 16,419 - 16,419 Resulting Per Share Price - USD (5) $7.31 - $8.95 $8.80 Implied Multiples LTM 9/14 Adjusted EBITDA ¥ 175,433 5.2x - 6.2x 2014 Adjusted EBITDA 190,915 4.8x - 5.7x 2015 Adjusted EBITDA 194,209 4.7x - 5.6x LTM 9/14 Net Sales 1,427,956 0.64x - 0.76x (1) Balance as at September 30, 2014. (2) Based on Company management's estimate. (3) Based on the treasure stock method. (4) 16,418,456 common shares, par value $0.0045 per shares. (5) Converted at the spot exchange rate ($6.195) as at 12/15/2014.

Discounted Cash Flow Analysis (No Revenue Growth Scenario) Appendix 2

Discounted Cash Flow Analysis (No Revenue Growth Scenario)

Discounted Cash Flow Analysis - No Revenue Growth Scenario

(RMB in thousands, except per share data)

	LTM 9/15	2015E	2016P	2017P	2018P	2019P	2020P
Net Sales	¥ 1,768,661	¥ 1,787,302	¥ 1,787,302	¥ 1,787,302	¥ 1,787,302	¥ 1,787,302	¥ 1,787,302
% growth		*21.4%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Adjusted EBITDA	¥ 173,924	¥ 172,698	¥ 183,544	¥ 188,808	¥ 194,089	¥ 198,612	¥ 203,170
% margin	*9.8%*	*9.7%*	*10.3%*	*10.6%*	*10.9%*	*11.1%*	*11.4%*

	10/15-12/15	2016P	2017P	2018P	2019P	2020P
Earnings Before Interest and Taxes	¥ 37,311	¥ 129,458	¥ 130,721	¥ 132,002	¥ 132,525	¥ 133,083
Pro Forma Taxes @ 15.0%	(5,597)	(19,419)	(19,608)	(19,800)	(19,879)	(19,962)
Net Operating Profit After Tax	¥ 31,715	¥ 110,039	¥ 111,113	¥ 112,202	¥ 112,646	¥ 113,121
Depreciation	¥ 8,847	¥ 54,087	¥ 58,087	¥ 62,087	¥ 66,087	¥ 70,087
Capital Expenditures	(30,388)	(40,000)	(40,000)	(40,000)	(40,000)	(40,000)
(Increase) Decrease in Working Capital	(52,067)	(5,230)	(3,755)	(1,907)	(1,092)	(1,111)
Withholding Tax @ 10.00%	0	(10,789)	(11,444)	(12,138)	(12,664)	(13,109)
Free Cash Flow	(¥ 41,893)	¥ 108,106	¥ 114,001	¥ 120,244	¥ 124,977	¥ 128,988

Enterprise Value	**Low**	**Mid**	**High**
Terminal Multiple	4.9x	5.4x	5.9x
Weighted Average Cost of Capital	17.00%	16.00%	15.00%
Enterprise Value Range (Rounded)	**¥ 765,755**	**¥ 836,461**	**¥ 912,376**
Implied Per Share Value Range - USD [(1)]	**$4.54**	**$5.20**	**$5.92**

Implied Enterprise Value Multiples				
LTM 9/15 Adjusted EBITDA	¥ 173,924	4.4x	4.8x	5.2x
2015 Adjusted EBITDA	172,698	4.4x	4.8x	5.3x
2016 Adjusted EBITDA	198,410	3.9x	4.2x	4.6x
LTM 9/15 Net Sales	1,768,661	0.43x	0.47x	0.52x

(1) Converted at the spot exchange rate of $6.481/RMB as of December 18, 2015

Note: Assumes a similar level of growth beyond 2020 as in the Base Case
Source: Company SEC filings, Company management.

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Tangible Book Value Analysis Appendix 3

29 CONFIDENTIAL - DRAFT Tangible Book Value Analysis Tangible Book Value vs. Offer Price ($ in thousands, except per share data) USD Book Equity $223,543 Less: Intangible Assets 0 Less: Goodwill 12,998 Tangible Book Value (Before Options) $210,544 Less: Value of Options ($2,460) Tangible Book Value (After Options) $208,085 Shares Issued and Outstanding 16,419 Tangible Book Value Per Share (1) $12.67 Offer Price - USD $4.50 (1) Balance as of September 30, 2015.

Illustrative Liquidation Analysis Appendix 4

Illustrative Liquidation Analysis

Liquidation Analysis [1]

(RMB in thousands, except per share data)

	Book Value	Range of Recovery Rates		
		100%	100%	100%
Cash and Short-Term Investments	¥ 189,573	¥ 189,573	¥ 189,573	¥ 189,573
		70%	75%	80%
Accounts Receivable	¥ 1,090,607	¥ 763,425	¥ 817,955	¥ 872,486
		80%	85%	90%
Inventory	¥ 403,128	¥ 322,503	¥ 342,659	¥ 362,816
		60%	70%	80%
Prepaid Expenses & Other Assets	¥ 230,915	¥ 138,549	¥ 161,641	¥ 184,732
		40%	45%	50%
Net Fixed Assets	¥ 432,740	¥ 173,096	¥ 194,733	¥ 216,370
		70%	80%	90%
Prepaid Leases	¥ 89,173	¥ 62,421	¥ 71,338	¥ 80,255
Less: Transaction Costs [2]		(73,000)	(79,416)	(85,833)
Net Assets		**¥ 1,576,567**	**¥ 1,698,483**	**¥ 1,820,399**
Face Value of Debt		¥ 458,459	¥ 458,459	¥ 458,459
Accounts Payable		¥ 286,189	¥ 286,189	¥ 286,189
Accruals & Other Current Liabilities		¥ 329,420	¥ 329,420	¥ 329,420
Surplus / (Deficit) - Pre Withholding Tax		**¥ 502,500**	**¥ 624,416**	**¥ 746,332**
Surplus / (Deficit) - Post Withholding Tax @ 10.00%		**¥ 452,250**	**¥ 561,974**	**¥ 671,698**
Less: Value of Options		¥ 0	¥ 0	(¥ 333)
Surplus / (Deficit)		**¥ 452,250**	**¥ 561,974**	**¥ 671,366**
Shares Issued and Outstanding		16,419	16,419	16,419
Implied Per Share Range - USD [3]		**$4.25**	**$5.28**	**$6.31**

(1) Duff & Phelps assumed that in a liquidation, goodwill and intangible value were negligible.
(2) Transaction costs are estimated to be 5% of recoverable assets.
(3) Converted at the spot exchange rate ($6.481) as at December 18, 2015.
Note: Balance as of September 30, 2015.

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Selected Public Companies Change Table Appendix 5

Selected Public Companies Change Table

Selected Public Company Change Table

December 16, 2015			MULTIPLES		
			EBITDA		
Company	Stock Price	Enterprise Value	LTM	2015	2016
ABB Ltd. (SWX:ABBN)	$17.90	$42,455	7.9 x	9.2 x	8.6 x
AZZ incorporated (NYSE:AZZ)	56.65	1,811	10.9 x	10.4 x	9.2 x
Hubbell Inc. (NYSE:HUB.B)	94.77	5,650	9.4 x	10.3 x	9.5 x
Powell Industries, Inc. (NasdaqGS:POWL)	26.30	259	6.9 x	8.1 x	5.7 x
Schneider Electric SE (ENXTPA:SU)	58.08	40,910	9.7 x	9.6 x	9.2 x
Mean			9.0 x	9.5 x	8.4 x
Median			9.4 x	9.6 x	9.2 x

December 16, 2014			MULTIPLES		
			EBITDA		
Company	Stock Price	Enterprise Value	LTM	2014	2015
ABB Ltd. (SWX:ABBN)	$20.98	$50,006	10.5 x	9.0 x	8.2 x
AZZ incorporated (NYSE:AZZ)	44.88	1,512	10.2 x	9.3 x	7.8 x
Hubbell Inc. (NYSE:HUB.B)	101.44	5,935	10.1 x	10.1 x	9.4 x
Powell Industries, Inc. (NasdaqGS:POWL)	45.98	453	10.9 x	9.1 x	6.3 x
Schneider Electric SE (ENXTPA:SU)	74.12	51,394	10.9 x	10.6 x	9.7 x
Mean			10.5 x	9.6 x	8.3 x
Median			10.5 x	9.3 x	8.2 x

Change 12/16/2015 vs. 12/16/2014			MULTIPLES		
			EBITDA		
Company	Stock Price	Enterprise Value	LTM	FY	FY + 1
ABB Ltd. (SWX:ABBN)	(14.7 %)	(15.1 %)	(2.6) x	0.2 x	0.5 x
AZZ incorporated (NYSE:AZZ)	26.2 %	19.8 %	0.7 x	1.1 x	1.5 x
Hubbell Inc. (NYSE:HUB.B)	(6.6 %)	(4.8 %)	(0.7) x	0.2 x	0.1 x
Powell Industries, Inc. (NasdaqGS:POWL)	(42.8 %)	(42.7 %)	(4.0) x	(1.0) x	(0.6) x
Schneider Electric SE (ENXTPA:SU)	(21.6 %)	(20.4 %)	(1.2) x	(1.0) x	(0.5) x
Mean	(11.9 %)	(12.7 %)	(1.6) x	(0.1) x	0.2 x
Median	(14.7 %)	(15.1 %)	(1.2) x	0.2 x	0.1 x

Index	12/16/15	Change
Dow Jones Industrial Average	$17,749.1	4.0%
NASDAQ Composite Index	5,071.1	11.5%
S&P 500 Index	2,073.1	5.1%

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Selected Public Companies Listed on the SEHK, SHSE, and SZSE Appendix 6

Selected Public Companies Listed on the SEHK, SHSE, and SZSE

Selected Public Company Analysis

($ in millions, except per share data)

COMPANY INFORMATION	REVENUE GROWTH				EBITDA GROWTH				EBITDA MARGIN			
Company Name	3-YR CAGR	LTM	2015	2016	3-YR CAGR	LTM	2015	2016	3-YR AVG	LTM	2015	2016
Anhui Xinlong Electrical Co., Ltd.	-2.1%	-16.2%	NM	16.8%	-13.7%	8.8%	NM	64.1%	13.9%	12.3%	16.9%	23.7%
Baoding Tianwei Baobian Electric Co., Ltd.	-10.0	-14.7	12.9	29.6	-15.2	NM	21.5%	20.0%	-17.8	12.1	14.4%	13.4%
China XD Electric Co., Ltd.	7.8	-13.2	0.3	11.6	NM	-15.8	15.3%	48.7%	6.3	8.5	9.2%	12.3%
Dandong Xintai Electric Co.,Ltd	0.3	-21.5	NA	NA	-3.1	-39.9	NA	NA	17.8	14.0	NA	NA
Guizhou Changzheng Tiancheng Holding Co., Ltd.	1.0	45.6	-1.1	52.3	-9.8	-34.2	NA	NA	8.6	5.7	NA	NA
JiangSu Yabaite Technology Co., Ltd.	10.3	84.7	NM	40.8	-7.4	NM	NM	46.0%	16.8	35.9	27.5%	28.5%
Ningbo Sanxing Medical Electric Co.,Ltd.	5.1	16.4	NA	NA	28.9	19.0	NM	NA	14.6	16.4	NA	NA
Northeast Electric Development Co., Ltd.	-7.4	-10.1	NA	NA	NM	19.8	NA	NA	7.1	8.1	NA	NA
Shanghai Guangdian Electric Group Co., Ltd.	-10.0	-13.4	NA	NA	-44.0	NM	NA	NA	1.6	1.0	NA	NA
XJ Electric Co., Ltd.	24.2	-28.0	-16.8	30.9	42.8	-42.2	NA	NM	14.9	13.6	10.3%	16.3%
Mean	1.9%	2.9%	-1.2%	30.3%	-2.7%	-12.1%	18.4%	44.7%	8.4%	12.8%	15.7%	18.8%
Median	0.7%	-13.3%	-0.4%	30.3%	-8.6%	-15.8%	18.4%	47.3%	11.3%	12.2%	14.4%	16.3%

LTM = Latest Twelve Months

CAGR = Compounded Annual Growth Rate

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: Bloomberg, Capital IQ, SEC filings

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Selected Public Companies Listed on the SEHK, SHSE, and SZSE

Selected Public Company Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA			RETURNS ANALYSIS: EQUITY		RETURNS ANALYSIS: TOTAL CAPITAL		STOCK PRICE AS A MULTIPLE OF				
Company Name	Stock Price on 12/16/15	% of 52-Wk High	Enterprise Value	3-YR CAGR	LTM	3-YR CAGR	LTM	LTM EPS	2015 EPS	2016 EPS	Book Value Per Share	Tangible BV Per Share
Anhui Xinlong Electrical Co., Ltd.	$2.64	42.8%	$1,759	5.7%	0.7%	1.7%	5.8%	NM	55.2x	24.1x	2.5x	4.7x
Baoding Tianwei Baobian Electric Co., Ltd.	1.39	50.3	2,741	-33.8	24.8	6.8	-10.5	108.7	44.2	36.2	14.9	45.7
China XD Electric Co., Ltd.	1.04	47.6	4,404	2.0	2.9	2.9	2.1	68.6	44.9	29.3	1.8	2.0
Dandong Xintai Electric Co.,Ltd	2.69	57.7	479	13.2	3.8	4.2	11.2	NM	NA	NA	4.4	4.5
Guizhou Changzheng Tiancheng Holding Co., Ltd.	2.85	52.7	1,584	-1.0	-1.4	1.5	2.1	NM	NM	55.8	7.3	10.6
JiangSu Yabaite Technology Co., Ltd.	5.49	85.9	1,353	4.8	22.8	22.8	4.7	34.6	34.6	24.4	NA	NA
Ningbo Sanxing Medical Electric Co.,Ltd.	2.33	85.9	2,957	13.8	18.8	12.4	12.8	34.5	NA	NA	6.5	7.1
Northeast Electric Development Co., Ltd.	0.35	74.0	294	2.1	2.1	2.3	2.1	NM	NA	NA	7.2	7.3
Shanghai Guangdian Electric Group Co., Ltd.	1.22	61.0	1,114	1.0	0.5	0.6	1.2	NM	NA	NA	2.9	3.1
XJ Electric Co., Ltd.	2.90	52.6	3,008	18.3	11.4	11.4	18.8	30.5	30.3	18.8	3.2	3.3
Mean	**$2.29**	**61.1%**	**$1,969**	**2.6%**	**8.6%**	**6.7%**	**5.0%**	**46.9x**	**41.8x**	**31.4x**	**5.1x**	**9.1x**
Median	**$2.49**	**55.2%**	**$1,672**	**3.4%**	**3.4%**	**3.5%**	**3.4%**	**34.5x**	**44.2x**	**26.8x**	**3.8x**	**4.6x**

LTM = Latest Twelve Months

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents)

EPS = Earnings Per Share

Source: Bloomberg, Capital IQ, SEC filings

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Selected Public Companies Listed on the SEHK, SHSE, and SZSE

Selected Public Company Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA			ENTERPRISE VALUE AS MULTIPLE OF							
Company Name	Stock Price on 12/16/15	% of 52-Wk High	Enterprise Value	LTM EBITDA	2015 EBITDA	2016 EBITDA	LTM EBIT	2015 EBIT	2016 EBIT	LTM Revenue	2015 Revenue
Anhui Xinlong Electrical Co., Ltd.	$2.64	42.8%	$1,759	NM	38.9x	23.7x	NM	55.0x	34.2x	15.8x	6.6x
Baoding Tianwei Baobian Electric Co., Ltd.	1.39	50.3	2,741	42.2	28.0	23.3	77.8	50.1	31.7	5.1	4.0
China XD Electric Co., Ltd.	1.04	47.6	4,404	27.1	21.9	14.7	52.9	33.9	21.1	2.3	2.0
Dandong Xintai Electric Co.,Ltd	2.69	57.7	479	58.9	NA	67.5	79.5	NA	NA	8.2	NA
Guizhou Changzheng Tiancheng Holding Co., Ltd.	2.85	52.7	1,584	NM	NA	NA	NM	NM	45.2	14.9	21.2
JiangSu Yabaite Technology Co., Ltd.	5.49	85.9	1,353	42.2	27.7	19.0	42.2	25.8	18.4	15.1	7.6
Ningbo Sanxing Medical Electric Co.,Ltd.	2.33	85.9	2,957	34.6	NA	NA	37.6	NA	NA	5.7	NA
Northeast Electric Development Co., Ltd.	0.35	74.0	294	NM	NA	NA	NM	NA	NA	10.2	NA
Shanghai Guangdian Electric Group Co., Ltd.	1.22	61.0	1,114	NM	NA	NA	NM	NA	NA	8.6	NA
XJ Electric Co., Ltd.	2.90	52.6	3,008	21.2	27.1	13.1	23.8	32.2	14.4	2.9	2.8
Mean	**$2.29**	**61.1%**	**$1,969**	**37.7x**	**28.7x**	**26.9x**	**52.3x**	**39.4x**	**27.5x**	**8.9x**	**7.4x**
Median	**$2.49**	**55.2%**	**$1,672**	**38.4x**	**27.7x**	**21.1x**	**47.5x**	**33.9x**	**26.4x**	**8.4x**	**5.3x**

LTM = Latest Twelve Months

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents)

EPS = Earnings Per Share

Source: Bloomberg, Capital IQ, SEC filings

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Selected Public Companies Listed on the SEHK, SHSE, and SZSE

Selected Public Company Analysis

December 16, 2015

Working Capital Analysis	Inventory Turnover*				Receivable Days*				Payable Days*				Average Adjusted Working Capital** as a % of Revenues			
	2012	2013	2014	LTM	2012	2013	2014	LTM	2012	2013	2014	LTM	2012	2013	2014	LTM
Anhui Xinlong Electrical Co., Ltd. (SZSE:002298)	1.3	1.1	0.9	0.6	225.7	295.0	341.2	484.3	216.0	243.1	210.0	267.9	78.3	104.3	128.8	175.4
Baoding Tianwei Baobian Electric Co., Ltd. (SHSE:600550)	1.6	2.2	2.0	1.8	320.0	198.9	177.2	230.2	232.7	154.8	152.7	157.4	93.9	44.6	37.3	71.9
China XD Electric Co., Ltd. (SHSE:601179)	1.9	1.9	2.2	1.9	210.2	201.6	191.1	251.2	210.4	225.6	212.1	245.4	17.8	18.1	25.3	42.6
Dandong Xintai Electric Co.,Ltd (SZSE:300372)	3.7	4.6	3.9	2.6	123.6	152.5	269.1	457.6	150.4	123.5	167.8	222.3	31.3	41.5	94.0	150.5
Guizhou Changzheng Tiancheng Holding Co., Ltd. (SHSE:600112)	2.4	1.7	1.3	2.5	137.9	232.3	311.6	189.0	169.2	338.9	414.4	196.5	80.3	112.7	145.0	102.1
JiangSu Yabaite Technology Co., Ltd. (SZSE:002323)	4.3	3.9	7.2	1.1	231.9	254.7	139.1	39.9	52.6	56.8	31.8	106.3	93.3	96.7	-50.0	71.5
Ningbo Sanxing Medical Electric Co.,Ltd. (SHSE:601567)	4.3	4.5	4.9	3.3	103.9	113.1	127.9	150.1	195.7	263.7	223.6	217.3	-10.9	-17.5	5.2	28.2
Northeast Electric Development Co., Ltd. (SEHK:42)	3.5	3.8	4.5	3.2	273.2	257.8	228.4	261.8	154.4	144.8	140.0	167.4	43.5	27.5	26.0	42.0
Shanghai Guangdian Electric Group Co., Ltd. (SHSE:601616)	3.9	5.2	4.1	3.3	352.6	283.8	346.9	372.8	234.4	169.0	202.0	209.7	85.9	45.2	58.8	140.8
XJ Electric Co., Ltd. (SZSE:000400)	3.4	3.4	2.8	2.0	172.4	177.4	249.7	289.1	130.7	163.4	224.9	250.0	36.9	36.4	57.4	71.9
Mean	**3.0**	**3.2**	**3.4**	**2.2**	**215.1**	**216.7**	**238.2**	**272.6**	**174.6**	**188.4**	**198.0**	**204.0**	**55.0**	**50.9**	**52.8**	**89.7**
Median	**3.4**	**3.6**	**3.3**	**2.2**	**217.9**	**217.0**	**239.1**	**256.5**	**182.4**	**166.2**	**206.0**	**213.5**	**60.9**	**43.0**	**47.3**	**71.9**

* Calculations based on an average balance

** Excludes cash and cash equivalents from current assets and short-term debt from current liabilities

Source: Capital IQ, Inc., SEC Filings

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Indices for Chinese Listed Companies Appendix 7

40 CONFIDENTIAL - DRAFT Indices for Chinese Listed Companies -100.00% -80.00% -60.00% -40.00% -20.00% 0.00% 20.00% 40.00% 60.00% 80.00% 100.00% Change Jinpan US Small Cap Chinese Listed Companies HK Small Cap Shanghai Stock Exchange Composite Index Shenzhen Stock Exchange Composite Index